EXHIBIT 99.3

                          NOTICE OF GUARANTEED DELIVERY



      This form, or one substantially equivalent to this form, must be used to exercise Subscription Rights pursuant to the Rights Offering described in the prospectus, dated [____ __, 2002] (the "Prospectus"), of Grubb & Ellis Company, a Delaware corporation, if a holder of Subscription Rights cannot deliver the Subscription Certificate(s) evidencing the Subscription Rights (the "Subscription Certificate(s)"), to the Subscription Agent listed below (the "Subscription Agent") at or prior to 5:00 p.m., New York City Time, on [____ __, 2002] (as it may be extended, the "Expiration Date"). The Notice of Guaranteed Delivery must be sent by hand, facsimile transmission or mail to the Subscription Agent, and must be received by the Subscription Agent on or prior to the Expiration Date. See "The Rights Offering - Guaranteed Delivery Procedures" in the Prospectus. Regardless of the manner of delivery of the Subscription Certificate, payment of the Subscription Price of [$ ___. __ __] per share for each share of Common Stock subscribed for upon exercise of such Subscription Rights must be received by the Subscription Agent in the manner specified in the Prospectus at or prior to 5:00 p.m., New York City Time, on the Expiration Date, even if the Subscription Certificate evidencing such Subscription Rights is being delivered pursuant to the procedure for guaranteed delivery thereof. The Subscription Certificate evidencing such Subscription Rights must be received by the Subscription Agent within three (3) New York Stock Exchange trading days after the date of execution of the Notice of Guaranteed Delivery.

      The address and facsimile numbers of the Subscription Agent, Computershare Trust Company of New York are as follows:

    IF BY HAND DELIVERY OR OVERNIGHT DELIVERY:

                     Computershare Trust Company of New York
                                Wall Street Plaza
                           88 Pine Street, 19th Floor
                            New York, New York 10005
                            Telephone: (212) 701-7624
                            Facsimile: (212) 701-7636

    IF BY FIRST CLASS MAIL OR REGISTERED MAIL:

                     Computershare Trust Company of New York
                               Wall Street Station
                                  P.O. Box 1010
                          New York, New York 10268-1010
                            Telephone: (212) 701-7624
                            Facsimile: (212) 701-7636

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   DELIVERY OF THIS  INSTRUMENT  TO AN ADDRESS  OTHER THAN AS SET FORTH ABOVE OR
TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

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Ladies and Gentlemen:

      The Undersigned hereby represents that he or she is the holder of Subscription Certificate(s) representing Subscription Rights issued by Grubb & Ellis Company and that such Subscription Certificate(s) cannot be delivered to the Subscription Agent at or before 5:00 p.m., New York City Time, on the Expiration Date. Upon the terms and subject to the conditions set forth in the Prospectus, receipt of which is hereby acknowledged, the undersigned hereby elects to exercise the Subscription Privilege to subscribe for one share of Common Stock per Subscription Right with respect to the number of shares set forth below pursuant to the Basic Subscription Privilege plus the Over-Subscription Privilege described in the Prospectus:

No. of Shares subscribed for pursuant to Basic Subscription Privilege: _________

      plus

No. of Shares subscribed for pursuant to Over-Subscription Privilege:  _________

      TOTAL:

      ---------

      multiplied by the Subscription Price of [$ ___ . __ __ ]
      per share                                                        _________

      TOTAL PAYMENT DUE:                                             $ =========

      The undersigned understands that payment of the Subscription Price of [$ ___ . __ __ ] per share for each share of Common Stock subscribed pursuant to the Basic Subscription Privilege and the Over-Subscription Privilege must be received by the Subscription Agent at or before 5:00 p.m., New York City Time, on the Expiration Date and represents that such payment, in the aggregate amount set forth above, either (check appropriate box):

      [_] is being delivered to the Subscription Agent herewith; or

      [_] has been delivered separately to the Subscription Agent; and

is or was delivered in the manner set forth below (check appropriate box and complete information relating thereto):

      [_] uncertified check (NOTE: Payment by uncertified check will not be deemed to have been received by the Subscription Agent until such check has cleared. Holders paying by such means are urged to make payment sufficiently in advance of the Expiration Date to ensure that such payment clears by such date.)

      [_] certified check

      [_] bank draft (cashier's check)

      [_] money order

      [_] wire transfer of immediately available funds

            Name of Transferor Institution: ___________________

            Date of Transfer:               ___________________

            Confirmation Number:            ___________________
            (If available)

      If by certified check, bank draft or money order, please provide the following information:

      Name of maker:____________________________________________________________

      Date of check, draft or money order:______________________________________

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      Bank on which check is drawn or issuer of money order:

Signature(s):                                Address:
              ------------------------------         ---------------------------

              ------------------------------         ---------------------------

              ------------------------------         ---------------------------
                                                     (please type or print)




Name(s)                                     Telephone:
              ------------------------------         ---------------------------

Name(s)                                      Telephone:
              ------------------------------         ---------------------------
                                                     (please type or print)
Subscription
Certificate No.(s):
                   ---------------------------------

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                 THE GUARANTEE SET FORTH BELOW MUST BE COMPLETED

                              GUARANTEE OF DELIVERY
        (NOT TO BE USED FOR SUBSCRIPTION CERTIFICATE SIGNATURE GUARANTEE)

      The undersigned, a member firm of the New York Stock Exchange or other registered national securities exchange or member of the National Association of Securities Dealers, Inc., commercial bank or trust company having an office or correspondent in the United States, or another "Eligible Guarantor Institution" as defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, hereby guarantees that within three New York Stock Exchange trading days after the date set forth below, the undersigned will deliver to the Subscription Agent the Subscription Certificates representing the Subscription Rights being exercised hereby, with any required signature guarantees and any other required documents.

Name of Firm:___________________________________________

Address:________________________________________________

        ____________________Zip Code:___________________

Area Code and Tel. No.:_________________________________

Authorized Signature:___________________________________

Name:___________________________________________________
                    (please type or print)

Title:__________________________________________________

Date:___________________________________________________

      The institution which completes this form must communicate the guarantee to the Subscription Agent and must deliver the Subscription Certificates to the Subscription Agent within the time period shown herein. Failure to do so could result in a financial loss to such institution.

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